Exhibit 99.1

Press Release — For Immediate Release
April 23, 2020

Penns Woods Bancorp, Inc. Reports First Quarter 2020 Earnings

Williamsport, PA — April 23, 2020 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $3.1 million for the three months ended March 31, 2020, resulting in basic and diluted earnings per share of $0.44 and $0.43, respectively.

Highlights

•
Net income, as reported under GAAP, for the three months ended March 31, 2020 was $3.1 million, compared to $3.9 million for the same period of 2019. Results for the three months ended March 31, 2020 compared to 2019 were impacted by an decrease in after-tax securities gains of $30,000 (from a gain of $52,000 to a gain of $22,000) for the three month period.

•
The provision for loan losses increased $390,000 to $750,000 for the three months ended March 31, 2020 compared to $360,000 for the 2019 period. The increase is the result of the economic uncertainty caused by the COVID-19 pandemic.

•
Basic and diluted earnings per share for the three months ended March 31, 2020 were $0.44 and $0.43, respectively, compared to basic and diluted earnings per share of $0.56 for the three months ended March 31, 2019.

•	Return on average assets was 0.74% for the three months ended March 31, 2020, compared to 0.95% for the corresponding period of 2019.

•	Return on average equity was 7.83% for the three months ended March 31, 2020, compared to 10.93% for the corresponding period of 2019.

COVID-19 Activity

•	Approximately one third of employees working remotely.

•	Loan modification/deferral program in place to defer payments up to 90 days for principal and/or interest with approximately 500 loans affected by this program.

•	All COVID-19 related loan deferrals meet the requirements to not be considered a troubled debt restructuring.

•	Participated in the Paycheck Protection Program by primarily utilizing third parties to service and place the loans.

•	Significantly reduced deposit rates during the latter half of March 2020.

•	Increased the provision for loan losses due to the economic uncertainty caused by the COVID-19 pandemic.

•	Net interest margin compression expected to continue as the rate environment remains below historical levels.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.1 million for the three months ended March 31, 2020 compared to $3.9 million for the same period of 2019. Core earnings per share for the three months ended March 31, 2020 were $0.44 basic and $0.43 diluted, compared to $0.55 basic and diluted core earnings per share for the same period of 2019. Core return on average assets and core return on average equity were 0.73% and 7.77% for the three months ended March 31, 2020, compared to 0.94% and 10.79% for the corresponding period of 2019. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2020 was 3.19%, compared to 3.37% for the corresponding period of 2019. The decrease in the net interest margin was driven by an increase in the rate paid on interest-bearing liabilities of 12 basis points ("bps") for the three month periods. The increase was driven by an increase in the rate paid on time deposits as time deposits were utilized as an attraction tool and to manage the duration of the interest-bearing liabilities portfolio. Net interest margin was further compressed due to a decrease in yield of 12 bps on interest earning assets. The average balance of the investment portfolio increased by $13.8 million for the three month periods, while the yield on the portfolio decreased by 55 bps.

Assets

Total assets decreased $16.2 million to $1.7 billion at March 31, 2020 compared to March 31, 2019.  Net loans decreased $33.8 million to $1.3 billion at March 31, 2020 compared to March 31, 2019, as an increase in the indirect auto lending portfolio was offset by decreases in the municipal and commercial loan portfolios. The investment portfolio increased $13.2 million from March 31, 2019 to March 31, 2020 due to increases in the corporate and taxable municipal portfolios.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.84% at March 31, 2020 from 1.14% at March 31, 2019 as non-performing loans have decreased to $11.3 million at March 31, 2020 from $15.8 million at March 31, 2019 primarily due to a commercial loan relationship that was partially charged-off during the fourth quarter of 2019. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses. Net loan charge-offs of $144,000 for the three months ended March 31, 2020 impacted the allowance for loan losses, which was 0.93% of total loans at March 31, 2020 compared to 1.00% at March 31, 2019.

Deposits

Deposits increased $17.7 million to $1.3 billion at March 31, 2020 compared to March 31, 2019. Noninterest-bearing deposits increased $11.1 million to $332.8 million at March 31, 2020 compared to March 31, 2019.  Driving deposit growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service. Deposit gathering efforts have centered on core deposits as building customer relationships remains the focus. The time deposit portfolio has increased as time deposits have been used as a customer attraction tool.

Shareholders’ Equity

Shareholders’ equity increased $9.5 million to $156.6 million at March 31, 2020 compared to March 31, 2019. The change in accumulated other comprehensive loss from $5.0 million at March 31, 2019 to $2.2 million at March 31, 2020 is a result of an increase in unrealized gains on available for sale securities (from an unrealized gain of $197,000 at March 31, 2019 to an unrealized gain of $3.0 million at March 31, 2020). The amount of accumulated other comprehensive loss at March 31, 2020 was also impacted by the change in net excess of the projected benefit obligation over the fair value of the plan assets of the defined benefit pension plan, resulting in a decrease in the net loss of $40,000. The current level of shareholders’ equity equates to a book value per share of $22.23 at March 31, 2020 compared to $20.89 at March 31, 2019, and an equity to asset ratio of 9.27% at March 31, 2020 compared to 8.62% at March 31, 2019. Dividends declared for the three months ended March 31, 2020 and 2019 were $0.32 per share and $0.31 per share, respectively.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates seventeen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, and Union Counties, and Luzerne Bank, which operates nine branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group. Insurance products are offered through United Insurance Solutions, LLC, a joint venture that is a subsidiary of the holding company.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; (vi) the effects of health emergencies, including the spread of infectious diseases; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2020	2019	% Change
ASSETS:
Noninterest-bearing balances	$29,572	$31,211	(5.25)%
Interest-bearing balances in other financial institutions	48,189	42,385	13.69%
Total cash and cash equivalents	77,761	73,596	5.66%

Investment debt securities, available for sale, at fair value	155,522	141,762	9.71%
Investment equity securities, at fair value	1,281	1,819	(29.58)%
Investment securities, trading	37	42	(11.90)%
Restricted investment in bank stock, at fair value	14,611	15,725	(7.08)%
Loans held for sale	4,294	1,787	140.29%
Loans	1,349,400	1,384,470	(2.53)%
Allowance for loan losses	(12,500)	(13,792)	(9.37)%
Loans, net	1,336,900	1,370,678	(2.46)%
Premises and equipment, net	33,170	33,270	(0.30)%
Accrued interest receivable	5,307	5,542	(4.24)%
Bank-owned life insurance	29,228	28,812	1.44%
Goodwill	17,104	17,104	—%
Intangibles	836	1,091	(23.37)%
Operating lease right of use asset	3,278	4,239	(22.67)%
Deferred tax asset	3,281	4,241	(22.64)%
Other assets	5,898	5,000	17.96%
TOTAL ASSETS	$1,688,508	$1,704,708	(0.95)%

LIABILITIES:
Interest-bearing deposits	$993,975	$987,404	0.67%
Noninterest-bearing deposits	332,759	321,657	3.45%
Total deposits	1,326,734	1,309,061	1.35%

Short-term borrowings	17,741	84,499	(79.00)%
Long-term borrowings	171,903	144,631	18.86%
Accrued interest payable	1,635	1,278	27.93%
Operating lease liability	3,299	4,241	(22.21)%
Other liabilities	10,608	13,962	(24.02)%
TOTAL LIABILITIES	1,531,920	1,557,672	(1.65)%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,521,491 and 7,518,410 shares issued; 7,041,266 and 7,038,185 shares outstanding	41,786	41,767	0.05%
Additional paid-in capital	51,701	50,890	1.59%
Retained earnings	77,403	71,526	8.22%
Accumulated other comprehensive loss:
Net unrealized gain on available for sale securities	2,986	197	1,415.74%
Defined benefit plan	(5,199)	(5,239)	0.76%
Treasury stock at cost, 480,225	(12,115)	(12,115)	—%
TOTAL PENNS WOODS BANCORP, INC. SHAREHOLDERS' EQUITY	156,562	147,026	6.49%
Non-controlling interest	26	10	160.00%
TOTAL SHAREHOLDERS' EQUITY	156,588	147,036	6.50%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,688,508	$1,704,708	(0.95)%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2020	2019	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$14,657	$14,869	(1.43)%
Investment securities:
Taxable	1,010	934	8.14%
Tax-exempt	145	174	(16.67)%
Dividend and other interest income	349	457	(23.63)%
TOTAL INTEREST AND DIVIDEND INCOME	16,161	16,434	(1.66)%

INTEREST EXPENSE:
Deposits	3,035	2,300	31.96%
Short-term borrowings	22	605	(96.36)%
Long-term borrowings	943	851	10.81%
TOTAL INTEREST EXPENSE	4,000	3,756	6.50%

NET INTEREST INCOME	12,161	12,678	(4.08)%

PROVISION FOR LOAN LOSSES	750	360	108.33%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,411	12,318	(7.36)%

NON-INTEREST INCOME:
Service charges	549	562	(2.31)%
Debt securities gains, available for sale	21	13	61.54%
Equity securities gains	20	43	(53.49)%
Securities (losses) gains, trading	(13)	10	(230.00)%
Bank-owned life insurance	192	168	14.29%
Gain on sale of loans	444	316	40.51%
Insurance commissions	127	134	(5.22)%
Brokerage commissions	369	323	14.24%
Debit card income	274	310	(11.61)%
Other	454	375	21.07%
TOTAL NON-INTEREST INCOME	2,437	2,254	8.12%

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,667	5,501	3.02%
Occupancy	702	779	(9.88)%
Furniture and equipment	860	752	14.36%
Software amortization	250	207	20.77%
Pennsylvania shares tax	285	293	(2.73)%
Professional fees	622	522	19.16%
Federal Deposit Insurance Corporation deposit insurance	194	268	(27.61)%
Marketing	53	102	(48.04)%
Intangible amortization	62	71	(12.68)%
Other	1,415	1,319	7.28%
TOTAL NON-INTEREST EXPENSE	10,110	9,814	3.02%
INCOME BEFORE INCOME TAX PROVISION	3,738	4,758	(21.44)%
INCOME TAX PROVISION	661	812	(18.60)%
NET INCOME	$3,077	$3,946	(22.02)%
Earnings attributable to noncontrolling interest	4	2	100.00%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,073	$3,944	(22.08)%
EARNINGS PER SHARE - BASIC	$0.44	$0.56	(21.43)%
EARNINGS PER SHARE - DILUTED	$0.43	$0.56	(23.21)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,040,740	7,037,628	0.04%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,102,990	7,037,628	0.93%
DIVIDENDS DECLARED PER SHARE	$0.32	$0.31	3.23%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	March 31, 2020			March 31, 2019
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$52,979	$404	3.07%	$72,714	$539	3.01%
All other loans	1,303,838	14,338	4.42%	1,311,315	14,443	4.47%
Total loans	1,356,817	14,742	4.37%	1,384,029	14,982	4.39%

Taxable securities	142,788	1,273	3.63%	126,033	1,350	4.28%
Tax-exempt securities	23,773	184	3.15%	26,711	220	3.29%
Total securities	166,561	1,457	3.56%	152,744	1,570	4.11%

Interest-bearing deposits	26,716	86	1.29%	6,534	41	2.54%

Total interest-earning assets	1,550,094	16,285	4.23%	1,543,307	16,593	4.35%

Other assets	112,219			111,600

TOTAL ASSETS	$1,662,313			$1,654,907

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$177,840	91	0.21%	$166,927	30	0.07%
Super Now deposits	219,826	424	0.78%	231,508	379	0.66%
Money market deposits	210,708	477	0.91%	241,402	472	0.79%
Time deposits	379,259	2,043	2.17%	299,644	1,419	1.92%
Total interest-bearing deposits	987,633	3,035	1.24%	939,481	2,300	0.99%

Short-term borrowings	10,847	22	0.85%	96,029	605	2.56%
Long-term borrowings	159,920	943	2.37%	144,191	851	2.23%
Total borrowings	170,767	965	2.28%	240,220	1,456	2.36%

Total interest-bearing liabilities	1,158,400	4,000	1.39%	1,179,701	3,756	1.27%

Demand deposits	326,817			313,112
Other liabilities	19,991			17,776
Shareholders’ equity	157,105			144,318

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,662,313			$1,654,907
Interest rate spread			2.84%			3.08%
Net interest income/margin		$12,285	3.19%		$12,837	3.37%

	Three Months Ended March 31,
	2020	2019
Total interest income	$16,161	$16,434
Total interest expense	4,000	3,756
Net interest income	12,161	12,678
Tax equivalent adjustment	124	159
Net interest income (fully taxable equivalent)	$12,285	$12,837

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Operating Data
Net income	$3,073	$2,833	$4,650	$4,245	$3,944
Net interest income	12,161	12,321	12,903	12,913	12,678
Provision for loan losses	750	1,700	360	315	360
Net security gains	28	489	170	23	66
Non-interest income, excluding net security gains	2,409	2,418	2,652	2,446	2,188
Non-interest expense	10,110	10,294	9,541	10,059	9,814

Performance Statistics
Net interest margin	3.19%	3.22%	3.32%	3.39%	3.37%
Annualized return on average assets	0.74%	0.68%	1.10%	1.02%	0.95%
Annualized return on average equity	7.83%	7.22%	12.18%	11.42%	10.93%
Annualized net loan charge-offs to average loans	0.04%	1.19%	0.03%	0.03%	0.12%
Net charge-offs	144	4,055	112	106	405
Efficiency ratio	68.96%	69.42%	60.98%	65.04%	65.50%

Per Share Data
Basic earnings per share	$0.44	$0.40	$0.66	$0.61	$0.56
Diluted earnings per share	0.43	0.39	0.66	0.61	0.56
Dividend declared per share	0.32	0.32	0.31	0.31	0.31
Book value	22.23	22.01	22.03	21.53	20.89
Common stock price:
High	35.36	35.58	30.93	30.17	29.67
Low	19.05	29.68	26.87	26.03	23.23
Close	24.30	35.58	30.83	30.17	27.40
Weighted average common shares:
Basic	7,041	7,040	7,037	7,038	7,038
Fully Diluted	7,103	7,338	7,037	7,038	7,038
End-of-period common shares:
Issued	7,521	7,521	7,518	7,518	7,518
Treasury	480	480	480	480	480

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Financial Condition Data:
General
Total assets	$1,688,508	$1,665,323	$1,673,095	$1,711,500	$1,704,708
Loans, net	1,336,900	1,343,650	1,350,735	1,365,284	1,370,678
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	836	898	960	1,022	1,091
Total deposits	1,326,734	1,324,005	1,332,407	1,327,086	1,309,061
Noninterest-bearing	332,759	334,746	327,329	322,755	321,657
Savings	183,929	176,732	171,370	171,992	170,005
NOW	229,919	218,605	219,466	238,410	253,475
Money Market	204,832	216,038	239,926	238,352	244,753
Time Deposits	375,295	377,884	374,316	355,577	319,171
Total interest-bearing deposits	993,975	989,259	1,005,078	1,004,331	987,404

Core deposits*	951,439	946,121	958,091	971,509	989,890
Shareholders’ equity	156,562	154,960	155,061	151,527	147,026

Asset Quality
Non-performing loans	$11,300	$12,758	$17,208	$15,383	$15,794
Non-performing loans to total assets	0.67%	0.77%	1.03%	0.90%	0.93%
Allowance for loan losses	12,500	11,894	14,249	14,001	13,792
Allowance for loan losses to total loans	0.93%	0.88%	1.04%	1.02%	1.00%
Allowance for loan losses to non-performing loans	110.62%	93.23%	82.80%	91.02%	87.32%
Non-performing loans to total loans	0.84%	0.94%	1.26%	1.12%	1.14%

Capitalization
Shareholders’ equity to total assets	9.27%	9.31%	9.27%	8.85%	8.62%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data)	2020	2019
GAAP net income	$3,073	$3,944
Less: net securities gains, net of tax	22	52
Non-GAAP core earnings	$3,051	$3,892

	Three Months Ended March 31,
	2020	2019
Return on average assets (ROA)	0.74%	0.95%
Less: net securities gains, net of tax	0.01%	0.01%
Non-GAAP core ROA	0.73%	0.94%

	Three Months Ended March 31,
	2020	2019
Return on average equity (ROE)	7.83%	10.93%
Less: net securities gains, net of tax	0.06%	0.14%
Non-GAAP core ROE	7.77%	10.79%

	Three Months Ended March 31,
	2020	2019
Basic earnings per share (EPS)	$0.44	$0.56
Less: net securities gains, net of tax	—	0.01
Non-GAAP basic core EPS	$0.44	$0.55

	Three Months Ended March 31,
	2020	2019
Diluted EPS	$0.43	$0.56
Less: net securities gains, net of tax	—	0.01
Non-GAAP diluted core EPS	$0.43	$0.55